                                                                  EXHIBIT 23 (1)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Credit Acceptance Corporation on Form S-3 (File Nos. 33-75246 (as amended) and 333-18301) and Forms S-8 (File Nos. 33-64876, 33-80339, 333-67348, 333-91734,
and 333-11831) of our report dated February 26, 2004, appearing in this Annual Report on Form 10-K of Credit Acceptance Corporation for the year ended December 31, 2003.

Detroit, Michigan
March 15, 2004